                                                                      EXHIBIT 11


                               RTW, INC. AND SUBSIDIARY
      STATEMENT REGARDING COMPUTATION OF NET INCOME PER COMMON AND COMMON SHARE
                                      EQUIVALENT
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


                                                    QUARTER ENDED              SIX MONTHS
                                            --------------------------            ENDED
                                                MAR-96        JUN-96             JUN-96
                                            -----------    -----------         -----------
WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING, UNADJUSTED                  11,725,149     11,763,624          11,744,387

STOCK WARRANTS                                  12,959          4,340               8,650

STOCK OPTIONS
   Options at $19.33                             2,428         11,776               7,102
   Options at $16.67                               968          1,908               1,438
   Options at $12.50                             2,913          3,920               3,417
   Options at $  8.67                           41,663         47,574              44,618
   Options at $  2.67                           68,473         70,729              69,601
   Options at $  2.00                          372,130        368,207             370,168
                                            -----------    -----------         -----------
WEIGHTED AVERAGE COMMON AND COMMON
   SHARE EQUIVALENTS OUTSTANDING            12,226,683     12,272,078          12,249,381
                                            -----------    -----------         -----------
                                            -----------    -----------         -----------

NET INCOME ($000'S)                             $2,283         $2,481              $4,764
                                            -----------    -----------         -----------
                                            -----------    -----------         -----------
NET INCOME PER COMMON AND COMMON
   SHARE EQUIVALENT                              $0.19          $0.20               $0.39
                                            -----------    -----------         -----------
                                            -----------    -----------         -----------
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